Exhibit 10.1

FIRST REPRICING AMENDMENT TO CREDIT AGREEMENT

This FIRST REPRICING AMENDMENT TO CREDIT AGREEMENT, dated as of January 31, 2020 (this “First Repricing Amendment”), among, SS&C Technologies, Inc., a Delaware corporation (the “Company”), SS&C European Holdings S.a r.l., a societe a responsabilite limitee organized under the laws of Luxembourg (the “Designated Borrower 1”), SS&C Technologies Holdings Europe S.a r.l., a societe a responsabilite limitee organized under the laws of Luxembourg (the “Designated Borrower 2”), SS&C Financing LLC, a Delaware limited liability company that is member managed and wholly-owned by the Designated Borrower 2 (the “Designated U.S. Co-Borrower” and, together with Designated Borrower 1 and Designated Borrower 2, each a “Designated Borrower” and, collectively the “Designated Borrowers” and the Designated Borrowers, together with the Company, the “Borrowers” and each a “Borrower”), SS&C Technologies Holdings, Inc., a Delaware corporation (the “Parent”), certain subsidiaries of the Parent as Guarantors, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Lenders party hereto.

R E C I T A L S:

WHEREAS, the Borrowers have previously entered into that certain Amended and Restated Credit Agreement, dated as of April 16, 2018 (as modified by that certain Commitment Increase Amendment, dated as of October 1, 2018, as further modified by that certain Commitment Increase Amendment, dated as of November 16, 2018, and as it may be further amended, restated, extended, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the First Repricing Amendment, the “Amended Credit Agreement”), among, inter alios, the Borrowers, the Guarantors, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) (capitalized terms used but not defined herein having the meanings provided in the Amended Credit Agreement);

WHEREAS, the Borrowers desire to reduce the Applicable Rate with regards to the Term Loans;

WHEREAS, each Lender holding Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Revolving Loans and/or Revolving Commitments outstanding immediately prior to the First Repricing Amendment Effective Date (such Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans, the “Existing Term Loans”) that executes and delivers a signature page to this Amendment (each, a “Consenting Lender”) shall, upon the First Repricing Amendment Effective Date (as defined below) have consented to the amendments to the Existing Credit Agreement set forth herein and shall have agreed to be bound by the provisions hereof;

WHEREAS, the Borrowers, the undersigned Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement as hereinafter set forth;

WHEREAS, Credit Suisse Loan Funding LLC and Citi (the “Arrangers”) shall act as joint lead arrangers and book running managers with respect to this First Repricing Amendment;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Amendments to the Existing Credit Agreement. The Company, the other Loan Parties, the Consenting Lenders and Increasing Lender party hereto and the Administrative Agent each agree that, on the First Repricing Amendment Effective Date:

(a)	Section 1.01 of the Existing Credit Agreement shall be amended by adding the following defined terms in appropriate alphabetical order:
(i)	“First Repricing Amendment” means that certain First Repricing Amendment to Credit Agreement, dated as of January 31, 2020, among the Borrowers, the Administrative Agents and Lenders party thereto.
(ii)

“First Repricing Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the First Repricing Amendment have been satisfied or waived by the Administrative Agent.

(b)	Section 1.01 of the Existing Credit Agreement shall be amended by restating clause (d) of the definition of “Applicable Rate” as follows:

(i)“(d) with respect to the Term B-3 Loans, Term B-4 Loans and Term B-5 Loans (i) maintained as Base Rate Loans, 0.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 1.75% per annum;”

(c)Section 2.09(b) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

(i)“(b)Repricing Transaction. At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six months after the First Repricing Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans prepaid in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(d)Section 3.03 of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

(i)“(a)If the Required Lenders (or the Administrative Agent, in the case of clause (ii) below) determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurocurrency Rate for any requested Interest Period with respect to an existing or proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base

Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation the Administrative Agent agrees to give promptly upon receipt of such instruction).  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (which shall be calculated in accordance with clause (y) of the immediately preceding sentence, if applicable) in the amount specified therein to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Company and the Lenders may establish a mutually acceptable alternative rate).

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) of this Section 3.03 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) of this Section 3.03 have not arisen but (w) the supervisor for the administrator of the Eurocurrency Rate has made a public statement that the administrator of the Eurocurrency Rate is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Rate), (x) the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurocurrency Rate), (y) the supervisor for the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 11.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.03(b), (x) any request for a Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans shall be ineffective and (y) any request for Eurocurrency Rate Loans, shall be made as a Base Rate Loans. Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this paragraph is determined to be less than 0% per annum, such rate shall be deemed to be 0% percent per annum for the purposes of this Agreement.”

(e)	Section 8.06(c) of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows

(i)“the Parent may declare and make annual cash dividend payments to its shareholders of up to $0.70 per share (as adjusted so that the aggregate amount payable pursuant to this clause (c) is not increased or decreased solely as a result of any stock split, reverse stock split, stock dividend or similar reclassification occurring after the First Repricing Amendment Effective Date); provided, that the declaration and payment of cash dividends pursuant to this clause (c) shall not exceed $0.125 per share in the aggregate if an Event of Default shall have occurred and be continuing or would occur as a consequence thereof;”

(f)The Existing Credit Agreement shall be amended by adding a new Section 11.25 to read as follows:

(i)“Acknowledgement Regarding Any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

2.

Agreements of Consenting Lenders. With regards solely to the Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans, each Consenting Lender that elects the “Consent and Continue (Cashless Amendment)” option on the signature page will retain its Existing Term Loans. With regards solely to the Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans, each Lender holding Existing Term Loans that does not execute and deliver a signature page hereto (each, a “Non-Consenting Lender”) shall be deemed to have assigned the entire amount of its Existing Term Loans to Credit Suisse AG, Cayman Islands Branch (in such capacity, the “Increasing Lender”) in accordance with the provisions of Section 11.13 of the Credit Agreement. The Increasing Lender, by executing a signature page hereto, shall be a “Lender” for all purposes under the Amended Credit Agreement for so long as it has Term B-3 Loans, Term B-4 Loans and Term B-5 Loans

3.

Conditions to Effectiveness and Availability. Notwithstanding anything to the contrary set forth herein or in the Existing Credit Agreement, the effectiveness of this Agreement is subject to the satisfaction of the following conditions (the first date on which each such condition has been satisfied, the “First Repricing Amendment Effective Date”):

(a)	The due execution and delivery of this Agreement by the Company, the other Loan Parties, the Administrative Agent, the Consenting Lenders and the Increasing Lender (constituting the Required Lenders).

(b)Receipt by the Administrative Agent of a legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent, each L/C Issuer, each Consenting Lender and the Increasing Lender, dated as of the First Repricing Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)After giving effect to this First Repricing Amendment and the transactions contemplated hereby, the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the First Repricing Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) and no Default or Event of Default shall have occurred and be continuing;

(d)

To the extent invoiced at least three Business Days, or such shorter time to be mutually agreed, prior to the First Repricing Amendment Effective Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Engagement Letter, dated as of January 22, 2020, among the Company and the Arrangers or as otherwise agreed by the parties thereto, payable to each Arranger and the Lenders shall have been paid to the extent due.

4.

Representations and Warranties.  To induce the other parties hereto to enter into this First Repricing Amendment and the Amended Credit Agreement, each of the Borrowers and each other Loan Party hereto hereby represents and warrants to each other party hereto that:

(a)

each Loan Party party hereto has the corporate or other power and authority to make, deliver and perform this First Repricing Amendment.  Each Loan Party party hereto has taken all necessary corporate or other action to authorize the execution, delivery and performance of this First Repricing Amendment.  This First Repricing Amendment has been duly executed and delivered by each Loan Party that is a party thereto.  This First Repricing Amendment constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws, concepts of reasonableness and general principles of equity;

(b)

the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the First Repricing Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects); and

(c)	both immediately before and after giving effect to this First Repricing Amendment, no Default or Event of Default shall have occurred and be continuing.
5.

Effect of Amendment. Except as expressly set forth in this Agreement or in the Amended Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations or Foreign Obligations (as applicable) of the applicable Loan Parties under the Loan Documents, in each case, as amended by this Agreement.  Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

On and after the First Repricing Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, in each case shall be deemed a reference to the Amended Credit Agreement.  This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Agreement or otherwise, any such novation being hereby expressly disclaimed.

6.

Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.	Reaffirmation

.  By executing and delivering a counterpart hereof, (i) each Borrower and each Guarantor hereby agrees that all Loans incurred by the applicable Borrowers shall be guaranteed by the applicable Guarantors pursuant to the Guaranty set forth at Article IV of the Amended Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Agreement, after giving effect to this Agreement, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document, in each case after giving effect to this Agreement, including, with respect to the Guarantors, the guaranty of the Obligations or Foreign Obligations (as applicable) by each Guarantor and, with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations or Foreign Obligations (as applicable), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations or Foreign Obligations (as applicable) under the Existing Credit Agreement and the other Loan Documents, in each case after giving effect to this Agreement.

8.

Entire Agreement.  This Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.	GOVERNING LAW; JURISDICTION; ETC. SECTION 11.14 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
10.	WAIVERS OF JURY TRIAL. SECTION 11.15 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
11.

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

12.

Counterparts.  This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a “Loan Document” for purposes of the Amended Credit Agreement.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly Authorized Officer to execute and deliver this Agreement as of the date first set forth above.

SS&C TECHNOLOGIES, INC., as a Borrower By: /s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President and Chief Financial Officer

SS&C TECHNOLOGIES HOLDINGS EUROPE, as a Borrower * By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

SS&C EUROPEAN HOLDINGS, as a Borrower ** By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

* Société à responsabilité limitée

Registered office: 2, rue Jean Monnet, L-2180

Luxembourg

RCS Luxembourg: B 173925

** Société à responsabilité limitée

Registered office: 2, rue Jean Monnet, L-2180

Luxembourg

RCS Luxembourg : B 163061

[Signature Page to First Repricing Amendment]

SS&C FINANCING LLC, as a Borrower

By: SS&C TECHNOLOGIES HOLDINGS EUROPE S.À.R.L., its sole member *

By:/s/ Patrick J. Pedonti
Name:Patrick J. Pedonti
Title:Type A Manager

By:/s/ Marjorie Allo
Name:Marjorie Allo
Title:Type B Manager

SS&C TECHNOLOGIES HOLDINGS, INC., as Parent and a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President, Chief Financial Officer and Treasurer

ADVENT SOFTWARE, INC., as a Guarantor ** By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

* Société à responsabilité limitée

Registered office: 2, rue Jean Monnet, L-2180

Luxembourg

RCS Luxembourg: B 173925

** Société à responsabilité limitée

Registered office: 2, rue Jean Monnet, L-2180

Luxembourg

RCS Luxembourg : B 198391

[Signature Page to First Repricing Amendment]

SS&C FINANCIAL SERVICES LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Member of the Management Committee

FINANCIAL MODELS COMPANY LTD., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

HUB DATA INCORPORATED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

SS&C TECHNOLOGIES CONNECTICUT, LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President

SS&C SOLUTIONS LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

ADVENT SOFTWARE LUXEMBOURG, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

[Signature Page to First Repricing Amendment]

SS&C TECHNOLOGIES CANADA CORP., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director and Senior Vice President

GLOBEOP FINANCIAL SERVICES (SWITZERLAND) GMBH, as a Guarantor By: /s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Managing Officer

FINANCIAL MODELS CORPORATION LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

SS&C FINANCIAL SERVICES LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

EZE CASTLE SOFTWARE LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

[Signature Page to First Repricing Amendment]

DST SYSTEMS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Executive Vice President and Treasurer
DST PHARMACY SOLUTIONS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President and Treasurer
DST HEALTHCARE HOLDINGS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer
DST ASSET MANAGER SOLUTIONS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer
WEST SIDE INVESTMENT MANAGEMENT, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

[Signature Page to First Repricing Amendment]

INTRALINKS, INC.

By: /s/ Patrick J. Pedonti

Name: Patrick J. Pedonti

Title:   Vice President and Treasurer

[Signature Page to First Repricing Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS

BRANCH, as Administrative Agent, Revolving

Lender and the Increasing Lender

By: /s/ Vipul Dhadda

       Name: Vipul Dhadda

       Title: Authorized Signatory

By: /s/ Brady Bingham

       Name: Brady Bingham

       Title: Authorized Signatory

[Signature Page to First Repricing Amendment]

Repricing Lenders, Revolving Lenders and Increasing Lender signature pages on file with the Administrative Agent

[Signature Page to First Repricing Amendment]